UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): December 7, 2015

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 7.01                                           Regulation FD Disclosure

On December 7, 2015, Hanger, Inc. (the “Company”) announced an amendment (the “Amendment”) to its previously announced consent solicitation (as amended, and as previously amended and restated, the “Consent Solicitation”) relating to its $200,000,000 aggregate principal amount 7 1/8% Senior Notes due 2018 (the “Notes”) as issued under the Indenture, dated as of November 2, 2010, by and between the Company and Wilmington Trust Company, as trustee (the “Trustee”) (as amended and supplemented to date, the “Indenture”) to (i) amend the definition of the termination date of the Proposed Amendment and Waiver (as defined below) to provide that August 31, 2016 is the latest termination date, (ii) include a revision to the definition of “permitted liens” in the Indenture, which revision will limit, subject to certain exceptions, the Company’s ability to incur secured debt to an amount not to exceed $375.0 million, except as may be incurred to refinance the Notes, until such time as the Company is Current (as defined below) in its periodic reporting obligations with the Securities and Exchange Commission (the “SEC”), (iii) include in the Indenture a new reporting covenant relating to certain cash flows and other data, if the Company in its sole determination concludes that providing such information can be done in compliance with its obligations under applicable securities laws, until such time as the Company is Current in its periodic reporting obligations with the SEC, and (iv) amend the expiration date of the Consent Solicitation.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.  The complete terms and conditions of the Amendment are set forth in Amendment No. 1, dated December 7, 2015, to the Amended and Restated Notice of Consent Solicitation, dated November 30, 2015 (together, the “Notice of Consent Solicitation”), and the related, amended form of consent (with the Notice of Consent Solicitation, the “Consent Solicitation Documents”) that have been, or are being, sent to noteholders.

The proposed amendment and waiver (the “Proposed Amendment and Waiver”) to the Indenture will amend, effective as of November 15, 2015, the reporting covenant in the Indenture to extend the Company’s deadline to deliver to the noteholders (with copies to the trustee) the following reports required to be filed or furnished with the SEC:  Annual Reports on Form 10-K for the fiscal years ended December 31, 2014; Quarterly Reports on Form 10-Q for the periods ended September 30, 2014, March 31, 2015, June 30, 2015 and September 30, 2015; and any other Annual Reports on Form 10-K and/or Quarterly Reports on Form 10-Q that may become due for filing with the SEC, in each case until the earliest of such time as (i) the Company becomes Current (as defined below) in its filing obligations with the SEC, (ii) if the Company is not Current in its filing obligations with the SEC as of May 15, 2016, the Company fails to timely pay the Second Consent Fee (as defined below) if due on May 15, 2016, and (iii) August 31, 2016 (the “Termination Date”).

The Proposed Amendment and Waiver will also waive any default or event of default under the Indenture that may occur or exist as a result of or in connection with the Company’s failure to timely deliver to the noteholders (with copies to the trustee), or file with the SEC, its delayed SEC reports until the Termination Date.  If the Company fails to pay the Second Consent Fee when due, then the Proposed Amendment and Waiver will expire and the Company will be in default under the Indenture.  In addition, as previously reported in the Company’s Current Report on Form 8-K filed with the SEC on November 30, 2015, the Company has received a notice of default (the “Notice of Default”) from a single noteholder who holds greater than 25% in aggregate principal amount of the Notes; the Proposed Amendment and Waiver, if approved, will result in the Notice of Default becoming null and void and deemed to have been withdrawn.  The Proposed Amendment and Waiver, if approved, will also result in the withdrawal of the Notice of Default pursuant to the terms of the Company’s Credit Agreement, dated as of June 17, 2013, among the Company, the lenders from time to time party thereto, and Bank of America, N.A, as agent, as amended by the First Amendment and Waiver, dated June 19, 2015, the Second Amendment and Waiver, dated September 11, 2015, and the Third Amendment and Waiver, dated November 13, 2015 (together, the “Credit Agreement”), such that the Notice of Default will not be an Event of Default under the Credit Agreement (as defined in the Credit Agreement).

If the Company receives the requisite consents to approve the Proposed Amendment and Waiver and a supplemental indenture is executed, then it will increase the interest rate on the Notes to 9.125%, effective November 15, 2015.  Additionally, if the Company is not Current in its filing obligations with the SEC as of May 15, 2016, it will further increase the interest rate by an additional 1½% per annum to 10.625%, effective as of May 15, 2016.  The provision regarding the accrual and payment of the increased interest rates, as applicable, will not terminate at the time of the expiration of the Proposed Amendment and Waiver.

Pursuant to the Proposed Amendment and Waiver, the definition of “permitted liens” in the Indenture will limit the ability of the Company to incur certain secured indebtedness to an amount not to exceed $375.0 million until such time as the Company becomes Current in its filing obligations with the SEC.  This limit on the Company’s ability to incur secured indebtedness will not apply to any liens securing indebtedness incurred to refinance all or any part of the Notes.

Additionally, pursuant to the Proposed Amendment and Waiver, the Indenture will include a covenant of the Company to, until such time as it is Current in its filing obligations with the SEC, use its commercially reasonable efforts to provide within 40 days after the end of a fiscal quarter and 60 days after the end of a fiscal year certain preliminary, estimated and unaudited cash flows and other data in a form substantially consistent with the information the Company previously provided in its Current Report on Form 8-K dated November 12, 2015.  This obligation of the Company is subject to the Company’s sole determination, after consulting with legal counsel, that filing or furnishing such information with the SEC can be made in compliance with all applicable laws and regulations, including federal and state securities laws and regulations.

Pursuant to the terms of the Consent Solicitation, the Company shall be deemed to be current (“Current”) in its periodic reporting obligations with the SEC at such time (the “Determination Time”) as it has filed (i) Annual Reports on Form 10-K that contain financial statements and related financial data as of and for the annual periods ended December 31, 2013 and December 31, 2014, (ii) Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that contain financial statements and related financial data as of and for the quarterly periods ended March 31, June 30 and September 30, 2014 and the quarterly periods ended March 31, June 30 and September 30, 2015, and (iii) all subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that shall have been required to have been filed prior to the Determination Time pursuant to the rules and regulations of the SEC.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on December 11, 2015.  Only holders of record of the Notes as of 5:00 p.m., New York City time, on November 18, 2015, are eligible to deliver consents to the Proposed Amendment and Waiver in the Consent Solicitation.  The Company will pay to the holders who delivered valid and unrevoked consents prior to the expiration time a cash payment of $20.00 per $1,000 principal amount of Notes for which consents have been delivered by such holder, subject to the satisfaction or waiver of all of the conditions of the Consent Solicitation.  The Company will also pay on May 15, 2016, if the Company is not Current as of such date in its filing obligations with the SEC, to the holders who delivered valid and unrevoked consents prior to the expiration time a cash payment of $5.00 per $1,000 principal amount of Notes for which consents have been delivered by such holder, subject to the satisfaction or waiver of all the conditions of the Consent Solicitation (the “Second Consent Fee”).

Consents previously delivered may be revoked prior to the earlier to occur of the date on which the supplemental indenture effecting the Proposed Amendment and Waiver to the Indenture is executed and the expiration time of the Consent Solicitation (the “Consent Date”).  After the Consent Date, such Consents, if validly delivered (and not properly revoked), will be included in determining whether the requisite consents to the Proposed Amendment and Waiver from noteholders have been received. Noteholders having previously validly delivered (and not revoked) Consents need take no further action in order to deliver their Consent.

The effectiveness of the Proposed Amendment and Waiver, as well as the provision regarding the increased interest rates, is subject to a number of conditions. No assurance can be given that the Proposed Amendment and Waiver can or will be completed on terms that are acceptable to the Company, or at all. The Company may, in its sole discretion, terminate, amend or extend the Consent Solicitation at any time as set forth in the Notice of Consent Solicitation.

If the Company is unable to come to satisfactory resolution with the holders of its Notes or the lenders under its Credit Agreement, and the Company were to face acceleration of its debt outstanding under the Indenture and the Credit Agreement as a result of the Notice of Default or otherwise, then it would need to seek alternative financing to satisfy its obligations. This alternative financing may not be available to the Company on terms that are favorable to it, or at all.

Wells Fargo Securities, LLC is acting as the solicitation agent for the Consent Solicitation and D.F. King & Co., Inc. is acting as the information and tabulation agent for the Consent Solicitation. Questions regarding the Consent Solicitation may be directed to Wells Fargo Securities, LLC at (704) 410-4760 (collect) or (866) 309-6316 (toll free). Requests for the Consent Solicitation Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (collect) or (866) 796-1245 (toll free), or via email at hgr@dfking.com.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Disclosures About Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements and other financial data. These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” “expects” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions to its estimates or financial statements and other financial data or to restate further its financial statements and other financial data for current or historical periods, the time required to complete the financial statements and other financial data and accounting review as well as the time required to prepare its periodic reports for filings with the Securities and Exchange Commission. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2013, its Form 10-Q for the quarter ended June 30, 2014 and the risk factor set forth in Item 8.01 of the Company’s Current Report on Form 8-K filed February 17, 2015, each as filed with the Securities Exchange Commission. The information contained in this filing is made as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is being furnished herewith:

(99.1)                                   Press release of Hanger, Inc. issued December 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: December 7, 2015

EXHIBIT INDEX

Exhibit No.	Description

(99.1)	Press release of Hanger, Inc. issued December 7, 2015.